Exhibit 4.2

INDENTURE

dated as of November 21, 2016

among

CF INDUSTRIES, INC.,
as Issuer,

the Guarantors from time to time party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

4.500% SENIOR SECURED NOTES DUE 2026

Section 13.10.	Severability	87
Section 13.11.	Counterpart Originals	87
Section 13.12.	Table of Contents, Headings, etc.	87
Section 13.13.	Legal Holidays	87
Section 13.14.	USA PATRIOT ACT	87

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of November 21, 2016 (as it may be amended, amended and restated, supplemented, or otherwise modified from time to time, this “Indenture”), among CF Industries, Inc., a Delaware corporation, CF Industries Holdings, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined herein) party hereto and Wells Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, as trustee and as collateral agent.

W I T N E S S E T H:

WHEREAS, the Company (as defined below) has duly authorized the creation of an issue of $750,000,000 aggregate principal amount of the Company’s 4.500% Senior Secured Notes due 2026 (the “Initial Notes”) and the Guarantors (as defined below) have duly authorized the execution and delivery of this Indenture to provide for the Note Guarantee by the Guarantors;

WHEREAS, all acts and things necessary to make this Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms, and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Indenture have been in all respects duly authorized.

NOW, THEREFORE, the Company, the Guarantors, the Trustee (as defined below) and the Collateral Agent (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes (as defined below):

ARTICLE 1
DEFINITIONS AND INCORPORATION

Section 1.01.                          [Intentionally Omitted].

Section 1.02.                          Definitions.

For purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section.

“144A Global Note” means one or more Global Notes, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in reliance on Rule 144A.

“2021 Initial Notes” means $500,000,000 aggregate principle amount of the Company’s 3.400% Senior Secured Notes of the Company issued pursuant to the 2021 Indenture on the Issue Date.

“2021 Additional Notes” means any additional 3.400% Senior Secured Notes issued by the Company after the Issue Date pursuant to, and in accordance with the terms of, the 2021 Indenture.

“2021 Collateral Agent” means Wells Fargo Bank, National Association, acting in its capacity as collateral agent under the 2021 Indenture, the Intercreditor Agreement and the other 2021 Collateral Documents, or any successor thereto in such capacity.

“2021 Collateral Documents” has the meaning set forth in the 2021 Indenture.

“2021 Guarantees” means the Guarantees pursuant to the 2021 Indenture of the Company’s obligations under the 2021 Notes.

“2021 Indenture” means that certain Indenture governing the 2021 Notes, dated the date hereof, among the Company, the guarantors party thereto, the 2021 Trustee and the 2021 Collateral Agent, as amended and supplemented from time to time.

“2021 Notes” means the 2021 Initial Notes and any 2021 Additional Notes.

“2021 Notes Obligations” means the Obligations in respect of the 2021 Notes, the 2021 Indenture, the 2021 Guarantees and the 2021 Collateral Documents.

“2021 Trustee” means Wells Fargo Bank, National Association, acting in its capacity as trustee under the 2021 Indenture, or any successor thereto in such capacity.

“Acquisition” means a transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that CF Holdings or a Subsidiary is the surviving entity.

“Additional Notes” means Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.07 hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that being an officer or director of a Person shall not, in and of itself, be deemed “control” of such Person; and “controlling” and “controlled” have meanings correlative thereto.

“Agent” means any Registrar, co-registrar, Custodian, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Approved Member State” means Belgium, France, Germany, Luxembourg, The Netherlands, Sweden and the United Kingdom.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bank Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit in each case, as amended, restated, modified, renewed, supplemented, extended, restructured, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness thereunder or under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, with the same or different borrowers or issuers, in each case, in whole or in part from time to time.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP (or classified under GAAP as a “financing lease” but, in any event, excluding leases classified under GAAP as “operating leases”).

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means any of the following:

(1)                                 direct obligations issued or directly and fully guaranteed or insured by any Approved Member State, the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the Approved Member State, the United States or Canada is pledged in support thereof) having maturities of not more than one year from the date of acquisition thereof;

(2)                                 marketable direct obligations issued by any state of the United States or the District of Columbia or a province or municipality of Canada, or any political subdivision or government-sponsored entity of any of the foregoing or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having an A- credit rating or better by S&P or A3 credit rating or better by Moody’s or, in the case of such obligations of a province or a political subdivision of Canada, an equivalent rating from Dominion Bond Rating Service Inc.;

(3)                                 dollar denominated time deposits, certificates of deposit and bankers acceptances issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any lender under the Credit Agreement (or any affiliate thereof) or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A-” or the equivalent thereof from S&P or “A3” or the equivalent thereof from Moody’s or A (low) from Dominion Bond Rating Service Inc. with maturities of not more than one year from the date of acquisition by such Person or, in the case of bankers’ acceptances endorsed by any lender under the Credit Agreement (or affiliate thereof) or other such commercial bank, maturing within six months of the date of acceptance;

(4)                                 repurchase obligations, including whole mortgage loans, with a term of not more than thirty days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P, at least P-2 or the equivalent thereof by Moody’s or at least R-1 (low) from Dominion Bond Rating Service Inc. and in each case maturing not more than one year after the date of acquisition by such Person,

(6)                                 securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit Agreement (or affiliate thereof) or any other commercial bank that is rated at least A- or the equivalent thereof by S&P, at least A3 or the equivalent thereof by Moody’s or at least A (low) or the equivalent thereof by Dominion Bond Rating Service Inc., and

(7)                                 investments in money market funds that invest at least 90% of their assets in investments of the types described in clauses (1) through (6) above.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code.

“CF Holdings” means CF Industries Holdings, Inc., a Delaware corporation, and any and all successors thereto.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of CF Holdings and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than CF Holdings and/or any of its Subsidiaries;

(2)                                 the adoption of a plan relating to the liquidation or dissolution of CF Holdings;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of CF Holdings, measured by voting power rather than number of shares;

(4)                                 CF Holdings ceases to Beneficially Own 100% of the outstanding Equity Interests of the Company; or

(5)                                 the first day on which a majority of the members of the Board of Directors of CF Holdings are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Ratings Downgrade.

“Clearstream” means Clearstream Banking, Société Anonyme or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Mortgaged Property” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document; provided that at no time shall this definition or any of the foregoing include any Excluded Assets.

“Collateral Agent” means Wells Fargo Bank, National Association, acting in its capacity as collateral agent under this Indenture and the other Collateral Documents, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and under the Collateral Documents in such capacity.

“Collateral Documents” means, collectively, the Security Agreement and any other security agreements, hypothecs, intellectual property security agreements, mortgages, deeds of trust, security deeds, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent with respect to the Notes for its benefit and the benefit of the Trustee and the Holders of the Notes, in all or any portion of the Collateral, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Company” means CF Industries, Inc., a Delaware corporation, and any and all successors thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Total Assets” shall mean, on any date of determination, the total assets of CF Holdings and its Subsidiaries as set forth on the consolidated balance sheet of CF Holdings as of the end of its most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available (or, for purposes of the definition of “Immaterial Subsidiary” only, as of the end of the most recently ended fiscal year of CF Holdings for which audited financial statements are available).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CF Holdings who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected or appointed to such Board of Directors with the approval (including, without limitation, by approval of the proxy statement issued by CF Holdings in which such member was named as a nominee for election as a director of CF Holdings) of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.

“Corporate Rating” means the Moody’s Rating, the S&P Rating or the Fitch Rating, as applicable.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office as of the Issue Date is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate, Municipal and Escrow Services, except that, with respect to presentation of the Notes for payment or registration of transfers or exchanges and the location of the Registrar, and Agent services such term means the office or agency of the Trustee in Minneapolis, Minnesota, which on the Issue Date is located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55402, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Holdings, the Company, as lead borrower, the other borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley Bank, N.A, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association, as issuing banks, as amended, restated, supplemented, extended, exchanged, restructured, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time, whether of the same principal amount or greater or lesser principal amount, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors.

“Credit Agreement Obligations” means all “Obligations” (as such term is defined in the Credit Agreement (or the equivalent provision thereof)).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other lenders or holders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or holders or others or to special purpose entities formed to borrow from such lenders or holders or others against such receivables), letters of credit or debt securities, in each case, as amended, restated, modified, renewed, supplemented, extended, restructured, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness thereunder or under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, with the same or different borrowers or issuers, in each case, in whole or in part from time to time. For the avoidance of doubt, the Notes Obligations and the 2021 Notes Obligations shall be deemed to be incurred under a Credit Facility.

“Credit Facility Agent” means the administrative agent or collateral agent (or equivalent Person) under the Credit Agreement.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend, shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto and may bear the Private Placement Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than CF Holdings and its Subsidiaries under applicable law)) of any Collateral by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by CF Holdings of any of its Equity Interests to another Person.

“Disregarded Person” means any Subsidiary (a) that is treated as a disregarded entity for U.S. federal income tax purposes and holds Equity Interests or Indebtedness of one or more Foreign Subsidiaries or (b) substantially all of the assets of which are Equity Interests or Indebtedness of one or more Foreign Subsidiaries.

“Domestic Subsidiary” of any Person means any Subsidiary of such Person incorporated or organized in the United States or any state thereof or the District of Columbia; provided that any Subsidiary that would otherwise constitute a Domestic Subsidiary and is a holding company which owns Equity Interests in one or more Foreign Subsidiaries that are CFCs, but owns no other material assets and does not engage in any trade or business (other than acting as a holding company for such Equity Interests in Foreign Subsidiaries) shall not constitute a Domestic Subsidiary; provided, further, that a Subsidiary that is disregarded as separate from its owner for federal income tax purposes and owns assets substantially all of which constitute Equity Interests in one or more Foreign Subsidiaries that are CFCs, shall not constitute a Domestic Subsidiary.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a cooperative society or a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security but including, for the avoidance of doubt, but only for the purposes of the definition of “Domestic Subsidiary”, any interests treated as equity for United States federal income tax purposes).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Assets” means:

(1)                                 (a) all owned real property other than Material Real Property and (b) all leasehold interests in real property;

(2)                                 (a) motor vehicles and other assets subject to certificates of title, (b) rolling stock, barges and minority interests in aircraft and (c) letter of credit rights (except, in the case of each of clauses (a), (b) and (c), to the extent perfection can be achieved by filing a UCC-1 financing statement);

(3)                                 commercial tort claims in an amount less than $10.0 million;

(4)                                 pledges and security interests prohibited by applicable law, rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received);

(5)                                 all (a) voting Equity Interests in each Foreign Subsidiary and each Disregarded Person, in each case in excess of 65% of the total combined voting power of the Equity Interests of such Subsidiary directly owned by the Company or a Guarantor, (b) Equity Interests in Immaterial Subsidiaries and Excluded Subsidiaries, and (c) Equity Interests in each Subsidiary (other than CF Industries Nitrogen, LLC, a Delaware limited liability company) that is not a direct Wholly-Owned Subsidiary of the Company or a Guarantor;

(6)                                 rights arising under any contract, instrument, lease, license or other agreement, or any property subject to a purchase money security interest, Capital Lease Obligation or other arrangement, to the extent that a grant of a security interest therein would violate or invalidate such contract, instrument, lease, license or agreement, or any documents governing such purchase money security interest, Capital Lease Obligation or other arrangement, or create a right of termination in favor of any other party thereto (other than the Company or any Guarantor), in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar laws;

(7)                                 those assets as to which the cost of obtaining a security interest therein or perfection thereof would be excessive in relation to the value afforded to the Holders of Notes thereby, as reasonably determined by the Company (provided that the same determination is made in respect of all other First-Priority Lien Obligations);

(8)                                 any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti assignment provisions of the Uniform Commercial Code or similar laws;

(9)                                 “intent-to-use” trademark applications;

(10)                          any property acquired after the Issue Date that is subject to a pre-existing security interest not restricted by the Indenture and the other Note Documents (provided that such security interest was not incurred in anticipation of the acquisition of such property) for so long as the contract or other agreement governing such security interest prohibits the creation of any other security interest on such property, except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or similar laws;

(11)                          property to the extent the granting of a security interest in such property could reasonably be expected to result in material adverse tax consequences to the Company or any Guarantor, as reasonably determined in good faith by the Company (provided that the same determination is made in respect of all other First-Priority Lien Obligations);

(12)                          any Material Real Property to the extent the granting of a Mortgage in such Material Real Property requires the consent of a third party and the Company is unable to obtain such consent after using reasonable efforts (so long as the relevant restriction was in effect on the Issue Date (or, if later, the date on which such Material Real Property was acquired by the Company or a Guarantor) and was not incurred in contemplation of this clause (12));

(13)                          tax, payroll, healthcare, employee wage or benefit, fiduciary, escrow, defeasance, redemption and trust accounts;

(14)                          all accounts that are swept to a zero balance on a daily basis;

(15)                          Margin Stock;

(16)                          Equity Interests of any captive insurance companies, not-for-profit Subsidiaries, cooperatives and special purpose entities;

(17)                          all assets owned by Exempt Subsidiaries;

(18)                          all Indebtedness (including, without limitation, any intercompany notes), in each case in an aggregate principal amount of less than $10.0 million; and

(19)                          cash deposits, letters of credit and Investment Property (other than Equity Interests of a Subsidiary) in which a Lien not prohibited by the Indenture and the other Note Documents (other than Permitted Liens of the type described in clause (1) of the definition thereof) is granted to a Person that is not the Company, a Guarantor, a Subsidiary, an Excluded Subsidiary or an Affiliate of any of the foregoing, in each case for so long as the contract or other agreement or arrangement pursuant to which such Lien is granted prohibits the creation of any other Lien on such property.

“Excluded Subsidiary” means each of Terra Investment Fund LLC, an Oklahoma limited liability company, Terra Investment Fund II LLC, an Oklahoma limited liability company, each Terra Nitrogen Entity, and each of their respective Subsidiaries; provided that in no event shall the term “Excluded Subsidiary” include any entity that is a borrower, or Guarantees the Obligations, under the Credit Agreement (unless such Subsidiary is released from its Obligations under the Credit Agreement or its Note Guarantee substantially concurrently with its release from its Obligations or its Guarantee in respect of the Credit Agreement).

“Executive Officer” means, when used in reference to a Person, its president, any vice president of such Person in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of such Person who performs a policy making function, or any other individual who performs similar policy-making functions for such Person.

“Exempt Subsidiaries” means (a) any Foreign Subsidiary, (b) any direct or indirect Subsidiary of a Foreign Subsidiary or a Disregarded Person, (c) any Disregarded Person, (d) any Excluded Subsidiary and (e) any Subsidiary to the extent the cost of obtaining a Notes Guarantee from such Subsidiary outweighs the benefit to the Holders of the Notes afforded thereby, as reasonably determined by the Company (provided that the same determination is made in respect of all other First-Priority Lien Obligations); provided that in no event shall the term “Exempt Subsidiary” or “Exempt Subsidiaries” include the Company, any other borrower under the Credit Agreement from time to time, CF Industries Enterprises, Inc., a Delaware corporation, CF Industries Sales, LLC, a Delaware limited liability company, or a Subsidiary that Guarantees the Obligations under the Credit Agreement (unless such Subsidiary is released from its Obligations under the Credit Agreement or its Note Guarantee substantially concurrently with its release from its Obligations or its Guarantee in respect of the Credit Agreement).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or any committee thereof, unless otherwise provided in the this Indenture.

“First-Priority Lien Obligations” means (i) all Obligations under the Credit Agreement, (ii) the Notes Obligations, (iii) the 2021 Notes Obligations, and (iv) the Other First-Priority Lien Obligations.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Fitch Rating” means the public corporate credit rating of CF Holdings from Fitch; provided that if Fitch shall not have in effect a public corporate credit rating of CF Holdings, the “Fitch Rating” shall mean the long-term debt rating by Fitch for the Index Debt.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person.  For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

“Government Securities” means securities that are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (1) or (2) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of interest on or principal of the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, of all or any part of any Indebtedness including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means CF Holdings and each of (1) CF Holdings’ current and future Domestic Subsidiaries other than the Company that is a borrower or guarantor under the Credit Agreement that executes this Indenture or a supplemental indenture to this Indenture and (2) any other Subsidiary of CF Holdings that executes a supplemental indenture to this Indenture to provide its Note Guarantee in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date of determination, a Subsidiary (other than the Company or a Guarantor) (a) whose consolidated total assets on a Pro Forma Basis do not constitute more than 5.0% of the Consolidated Total Assets, and (b) whose consolidated gross sales do not constitute more than 5.0% of the consolidated gross sales of CF Holdings and its Subsidiaries on a Pro Forma Basis (for the most recently ended fiscal year of CF Holdings for which audited financial statements are available); provided that if at any time one or more Immaterial Subsidiaries are subject to certain events as described in Section 6.01(a)(7) or (8), if such Immaterial Subsidiaries would fail to meet either the test described in preceding clause (a) or (b) if all such Immaterial Subsidiaries were a single Subsidiary (rather than separate Subsidiaries), for this purpose treated as if each reference in preceding clause (a) and (b) to “5.0%” were instead a reference to “7.5%”, then the respective such Subsidiaries shall not constitute Immaterial Subsidiaries unless and until such time as in aggregate they do not fail either of the tests referenced in this proviso; provided, further, for the avoidance of doubt that in no event shall the term “Immaterial Subsidiary” include any entity that, directly or indirectly, Guarantees, or is otherwise an obligor with respect to, the Credit Agreement.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of bankers’ acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)                                 representing any Swap Obligations,

if and to the extent any of the preceding items (other than letters of credit and Swap Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes, to the extent not otherwise included, all indebtedness of others secured by a Lien on any assets of the specified Person (whether or not such Indebtedness is assumed by the specified Person) to the extent of the lesser of the Fair Market Value of such assets and the amount of the Indebtedness so secured and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)                                 the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” has the meaning set forth in the Preamble hereof.

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of CF Holdings (or, in the event that CF Holdings does not have senior, unsecured, long-term Indebtedness for borrowed money outstanding, the Company) that is not Guaranteed by any other Person (other than the Company or a Guarantor) or subject to any other credit enhancement that has the higher long-term debt rating from S&P or Moody’s.

“Indirect Participant” means a Person who holds beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the first paragraph of the Recitals hereof.

“Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement, to be dated as of the Issue Date, among the Credit Facility Agent, the Collateral Agent, the 2021 Collateral Agent, and each additional representative in respect of a series of Other First-Priority Lien Obligations from time to time party thereto, as it may be amended, extended, renewed, restated, replaced, supplemented, modified or otherwise modified from time to time.

“Interest Payment Date” means June 1 and December 1 of each year to stated maturity.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness for borrowed money or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee of Indebtedness for borrowed money of, or purchase or other acquisition of any other Indebtedness for borrowed money or Equity Interest in, another Person (other than expense allocation, prepaid expenses or any account receivable or accounts payable created or acquired in the ordinary course of business), including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person constituting a business unit, line of business or division of such Person.

“Investment Grade Rating Condition” means, on any date, that any two of the following three Corporate Ratings are in effect as of such date: (a) the Moody’s Rating is Baa3 or better; (b) the S&P Rating is BBB- or better; or (c) the Fitch Rating is BBB- or better, in each case with a stable (or better) outlook.

“Investment Property” has the meaning specified in Article 9 of the Uniform Commercial Code.

“Issue Date” means November 21, 2016.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof (provided that in no event will an operating lease be deemed to constitute a Lien).

“Margin Stock” has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

“Material Real Property” means, other than Excluded Assets of the type described in clauses (7), (11) or (12) of the definition of “Excluded Assets”, (i) each fee-owned real property of the Company or any Guarantor on the Issue Date as listed on Schedule A hereto and (ii) thereafter, each fee-owned real property of the Company or any Guarantor in the continental United States (other than the real property located in Fremont, Nebraska and the parcel of real property known as “Pine Bend” located in Rosemount, Minnesota covered by tax identification number 340200005012), in the case of this clause (ii) with a fair market value as of the Issue Date (or, in the case of real property acquired after such date, the date such real property was acquired) in excess of $10.0 million individually.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Moody’s Rating” means the public corporate family rating of CF Holdings from Moody’s; provided that if Moody’s shall not have in effect a public corporate family rating of CF Holdings, the “Moody’s Rating” shall mean the long-term debt rating by Moody’s for the Index Debt.

“Mortgage” means a mortgage, deed of trust, trust deed, or deed to secure debt, as applicable, that is required to be executed and delivered pursuant to the terms of this Indenture and that creates and evidences a Lien on a Material Real Property, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means each Material Real Property that is required to be subject to a Mortgage pursuant to Sections 11.01(a), 11.02(a) or 11.02(b).

“Net Cash Proceeds” means 100% of the cash proceeds actually received by CF Holdings or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or expressly subordinated by its terms to the Liens securing the Notes Obligations) on the asset subject to such Disposition and that is required to be repaid (and is timely repaid) in connection with such Disposition, (iii) in the case of any Disposition by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of CF Holdings, the Company or a Wholly-Owned Subsidiary of CF Holdings as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by CF Holdings or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction).

“Note Documents” means, the Notes (including the Additional Notes), and the Note Guarantees, the Collateral Documents and this Indenture.

“Note Guarantee” means the Guarantee pursuant to this Indenture by a Guarantor of the Company’s obligations under the Notes.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Obligations” means, Obligations in respect of the Notes, this Indenture, the Note Guarantees and the Collateral Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated November 10, 2016, relating to the sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee.

“Other First-Priority Lien Obligations” means other Indebtedness or Obligations of the Company and the Guarantors that  shall have been designated by the Company as Other First-Priority Lien Obligations under the Intercreditor Agreement.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Intercompany Transaction” means those intercompany transactions within CF Holdings’ consolidated group that are contemplated by CF Holdings as of the Issue Date as part of an ongoing internal reorganization plan, including transfers of intercompany notes among the Company and the Guarantors, on the one hand, and other Subsidiaries of CF Holdings that are not Guarantors, on the other hand; provided that, in each case, the Company certifies, pursuant to an Officers Certificate delivered to the Trustee, such transaction (a) would constitute a “Permitted Transaction” (as defined in the Credit Agreement as in effect on the Issue Date) and (b) such “Permitted Transaction” is permitted under the Credit Agreement (as in effect on the Issue Date).

“Permitted Lien” means any of the following Liens:

(1)                                 Liens securing up to (a) prior to an Investment Grade Rating Event, $3,000.0 million and (b) following  an Investment Grade Rating Event, $2,500.0 million, in each case of Indebtedness and other Obligations under the Credit Facilities (including Liens securing Obligations in respect of the Notes, the 2021 Notes and the Credit Agreement, each of which shall be deemed at all times to have been incurred under this clause (1));

(2)                                 Liens securing any Swap Agreement between CF Holdings and any of its Subsidiaries, on the one hand, and one or more Persons that are, at the time such Swap Agreement is entered into, lenders under one or more Bank Credit Facilities of CF Holdings or any of its Subsidiaries (or Affiliates of such lenders), on the other hand, which Liens encumber assets that are also subject to Liens securing Indebtedness and other Obligations under the Bank Credit Facilities;

(3)                                 Liens in favor of CF Holdings or any of its Subsidiaries, including, without limitation, Liens securing Indebtedness between or among CF Holdings and any of its Subsidiaries;

(4)                                 Liens securing (a) Capital Lease Obligations and (b) other Indebtedness of CF Holdings or any of its Subsidiaries incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets; provided in the case of the immediately-preceding subclauses (a) and (b) that at the time of incurrence thereof, the aggregate principal amount of Capital Lease Obligations and other Indebtedness secured by Liens pursuant to this clause (4) (including subclause (c) of this clause (4)) does not exceed 10% of Consolidated Total Assets, and (c) any refinancing, replacement, refunding, renewal or extension of such Indebtedness in an amount not greater than the principal amount of such Indebtedness secured by the Lien that is refinanced, replaced, refunded, renewed or extended, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs payable in connection with any such extension, renewal or replacement;

(5)                                 Liens on any Principal Property or Collateral existing at the time of its acquisition and Liens created prior to, contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration, construction or commencement of full operation of such property (whichever is latest) to secure Indebtedness incurred for the purposes of payment of the purchase price of such property or the cost of such improvement, alteration, construction or commencement of full operation;

(6)                                 Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with CF Holdings or any Subsidiary of CF Holdings; provided that such Liens were in existence prior to and not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with CF Holdings or the applicable Subsidiary;

(7)                                 Liens on assets of any Person existing at the time such Person becomes a Subsidiary of CF Holdings; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of CF Holdings and do not extend to any assets other than those of the Person that became a Subsidiary of CF Holdings;

(8)                                 Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)                                 Liens created or assumed in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure the performance of bids, tenders or trade contracts (other than for Indebtedness);

(10)                          Liens arising out of litigation or judgments being contested or that otherwise does not constitute an Event of Default;

(11)                          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 60 days or that are being contested in good faith (and, if necessary, by appropriate proceedings or for commitments that have not been violated);

(12)                          leases or subleases granted to others and any interest or title of a lessor under any lease not prohibited by this Indenture;

(13)                          Liens (other than Liens securing Credit Facilities, the Notes Obligations and the 2021 Notes Obligations) existing on the Issue Date;

(14)                          Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financing;

(15)                          zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of CF Holdings and its Subsidiaries taken as a whole;

(16)                          Liens in connection with the operation of cash management programs and any statutory or common law provision relating to banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and Liens associated with the discounting or sale of letters of credit and accounts receivable;

(17)                          prior to an Investment Grade Rating Event, Liens securing Swap Agreements and obligations thereunder, limited to cash deposits and/or investments not to exceed $300.0 million in the aggregate and any deposit accounts and/or securities accounts containing only such cash deposits and/or investments;

(18)                          prior to an Investment Grade Rating Event, Liens on Equity Interests in a joint venture owned by CF Holdings or any of its Subsidiaries securing joint venture obligations of such joint venture;

(19)                          prior to an Investment Grade Rating Event, Liens on cash deposits to cash collateralize letters of credit or swingline loans issued or made pursuant to a Credit Facility;

(20)                          prior to an Investment Grade Rating Event, Liens to secure letters of credit, letters of guaranty, surety bonds or similar obligations; provided the aggregate outstanding amount of Indebtedness with respect to all such letters of credit, letters of guaranty, surety bonds or similar arrangements do not exceed $300.0 million in the aggregate at any time outstanding;

(21)                          prior to an Investment Grade Rating Event, Liens on trusts, escrow arrangements and other funding arrangements, and any cash, Cash Equivalents, deposit accounts, securities accounts and trust accounts or other assets arising in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge or redemption of Indebtedness; and

(22)                          any extension, renewal or replacement (and successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in clause (5), (6), (7), (13) or (14) above; provided that (A) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (B) the principal amount of the Indebtedness secured by the new Lien is not greater than the principal amount of any Indebtedness secured by the Lien that is extended, renewed or replaced, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not a legal entity.

“Principal Property” means any manufacturing facility, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by CF Holdings or any of its Subsidiaries (whether owned on the Issue Date or thereafter acquired), in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 1% of Consolidated Total Assets, other than any such facility or parcel or group of contiguous parcels that the issuer reasonably determines is not material to the business of CF Holdings and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means, in connection with any determination as to whether a Subsidiary is an Immaterial Subsidiary, the determination thereof after giving effect on a pro forma basis to any Acquisition, any Significant Asset Sale and all incurrences and repayments of Indebtedness consummated after the first day of the relevant period and on or prior to the last day of the relevant period as if same had occurred on the first day of the relevant period.

“Purchase Agreement” means the purchase agreement dated as of November 10, 2016, among the Company, the Guarantors and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of such initial purchasers, relating to the issue and sale of the Initial Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company or CF Holdings.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62)

under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Ratings Downgrade” means the occurrence of any of the following:

(1)                                 the Notes have an investment grade credit rating (BBB—/Baa3, or equivalent, or better) from both Rating Agencies at the time of a Change of Control, and such rating from both Rating Agencies is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;

(2)                                 the Notes have a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies at the time of a Change of Control, and such rating from both Rating Agencies is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier rating or better by both Rating Agencies;

(3)                                 both (A) the Notes have an investment grade credit rating (BBB—/Baa3, or equivalent, or better) from one Rating Agency at the time of a Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) the Notes have a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency at the time of such Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Bal to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier rating or better by such Rating Agency;

(4)                                 both (A) the Notes have an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency at the time of a Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) the Notes have no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of such Change of Control an investment grade credit rating to the Notes;

(5)                                 both (A) the Notes have a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency at the time of a Change of Control, and such rating is within 60 days of the occurrence of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency and (B) the Notes have no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the Notes; or

(6)                                 the Notes have no credit rating from either Rating Agency at the time of a Change of Control and both Rating Agencies do not assign within 60 days of the occurrence of such Change of Control an investment grade credit rating to the Notes;

in each case if, and only if, in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to the Company that such decision(s) resulted, in whole or in part, from the occurrence of the applicable Change of Control.

“Record Date” means, for the interest payable on any applicable Interest Payment Date, the May 15 and November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in reliance on Regulation S.

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC or Goldman, Sachs & Co. or their respective successors (or an affiliate thereof that is a Primary Treasury Dealer) and two other primary U.S. government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing is not or shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date with respect to the Notes, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue with respect to the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall have direct responsibility for the administration of any of the Note Documents, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private

Placement Legend.

“Restricted Period” means, in respect of any Note issued under Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and its successors.

“S&P Rating” means the public corporate credit rating of CF Holdings from S&P; provided that if S&P shall not have in effect a public corporate credit rating of CF Holdings, the “S&P Rating” shall mean the long-term debt rating by S&P for the Index Debt.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by CF Holdings or any Subsidiary of CF Holdings of any Principal Property, which has been or is to be sold or transferred by CF Holdings or any such Subsidiary to such Person with the intention of taking back a lease of such Principal Property, except for leases between CF Holdings and a Subsidiary of CF Holdings or between Subsidiaries of CF Holdings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Issue Date, among CF Holdings, the Company, the Guarantors from time to time party thereto and the Collateral Agent, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Significant Asset Sale” means each asset sale where the gross consideration received therefor by CF Holdings and its Subsidiaries (taking the net sale proceeds therefrom plus the Fair Market Value of any non-cash consideration received) equals or exceeds (x) $300.0 million or (y) together with the gross consideration of all other asset sales excluded from this definition in any period of four consecutive fiscal quarters commencing with the first day of the first full fiscal quarter following the Issue Date, $500.0 million.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided, however, that each Excluded Subsidiary shall not be considered a Subsidiary for purposes of this Indenture. Unless the context otherwise requires, “Subsidiary” shall mean a Subsidiary of CF Holdings.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of CF Holdings.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of CF Holdings or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Person, the obligations of such Person under any Swap Agreements.

“Terra Nitrogen Entities” means each of Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P. and Terra Nitrogen GP Inc. and each of their respective subsidiaries (each of the foregoing a “Terra Nitrogen Entity”).

“TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute or statutes thereto.

“Treasury Rate” means, with respect to any redemption date with respect to the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means Wells Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, bearing the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear and are not required to bear the Private Placement Legend.

“U.S. Dollars” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” means, as to any Person, any Subsidiary of such Person which is (i) a corporation of which 100% of the Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person or (ii) a partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of CF Holdings with respect to the preceding clauses (i) and (ii), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than CF Holdings and its Subsidiaries under applicable law).

Section 1.03.                          Other Definitions.

Each of the following terms is defined in the section set forth opposite such term:

Term	Section
“agent”	11.03(b)
“Authentication Order”	2.02
“Automatic Exchange”	2.06(b)(5)
“Automatic Exchange Date”	2.06(b)(5)
“Automatic Exchange Notice”	2.06(b)(5)
“Automatic Exchange Notice Date”	2.06(b)(5)
“Change of Control Payment”	4.08(a)
“Change of Control Offer”	4.08(a)
“Change of Control Payment Date”	4.08(a)

“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01(a)
“Excess Proceeds”	4.07(f)
“Initial Lien”	4.09
“Investment Grade Rating Event”	11.10
“Legal Defeasance”	8.02
“Liquidated Damages”	6.01(b)
“Mortgage Policy”	11.02(b)
“Paying Agent”	2.03
“Payment Default”	6.01(a)(4)(A)
“Registrar”	2.03
“Reports Default Notice”	6.01(b)
“satisfaction and discharge of this Indenture”	12.01
“Senior Notes due 2018”	10.06
“Senior Notes due 2020”	10.06
“USA PATRIOT ACT”	13.14

Section 1.04.                          Incorporation by Reference of TIA.

No provisions of the TIA are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for purposes of this Indenture.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

Section 1.05.                          Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions;

(7)                                 reference to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

(9)                                 all references to Sections or Articles refer to Sections or Articles of this Indenture; and

(10)                          use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2
THE NOTES

Section 2.01.                          Form and Dating.

(a)                                 The Notes shall be issued in registered global form, except as otherwise provided in Section 2.06 hereof, without interest coupons.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto and shall include the Private Placement Legend unless it is removed as contemplated by Section 2.06 hereof. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon).  Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note to reflect exchanges and redemptions.  The Trustee’s records and the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Notes offered and sold in reliance on Rule 144A shall be issued in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

The aggregate principal amount of a 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)                                 Notes offered and sold in reliance on Regulation S shall be issued in the form of a Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or a nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(e)                                  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Section 2.07 hereof and Section 4.09 hereof.

Section 2.02.                          Execution and Authentication.

An Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue under this Indenture, including any Additional Notes issued pursuant to Section 2.07 hereof.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.                          Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company has entered into a blanket letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The  Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.04.                          Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than CF Holdings or a Subsidiary) will have no further liability for the money.  If CF Holdings or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.                          Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06.                          Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Company for Definitive Notes if:

(1)                                 the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2)                                 the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided that Regulation S Global Notes may not be exchanged for Definitive Notes pursuant to this clause (2) prior to the expiration of the applicable Restricted Period and the receipt of any certificates required under the provisions of Regulation S); or

(3)                                 there has occurred and is continuing an Event of Default with respect to the Notes and DTC requests the issuance of Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events described in clauses (1), (2) or (3) above and pursuant to clause (c) below.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

None of the Company, any of the Guarantors or the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the Beneficial Owners of the Notes.  The Company, the Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the applicable Restricted Period, transfers of beneficial interests in a Regulation S  Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person other than pursuant to Rule 144A.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar the applicable certificates prescribed by the succeeding sections and subparagraphs and either:

(A)                               (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Global Note prior to the expiration of the applicable Restricted Period therefor.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the transferor delivers to the Registrar the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)                               if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:

(A)                               such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act; or

(B)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Company so requests or if the Applicable Procedures so require, such holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer or exchange is to be effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to subparagraph (A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(5)                                 Automatic Exchange of Beneficial Interest in Restricted Global Notes for Beneficial Interests in Unrestricted Global Notes.  Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to a particular Restricted Global Note, the Company may, but shall not be obligated to, cause the beneficial interests in such Restricted Global Note to be automatically exchanged into beneficial interests in one or more Unrestricted Global Notes, in accordance with this Section 2.06(b)(5), without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to a particular Restricted Global Note, the Company may, but shall not be obligated to, (i) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in such Restricted Global Note to one or more Unrestricted Global Notes, which shall have previously been made eligible for the Depository’s book-entry delivery and depository services, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder of such Restricted Global Note at such Holder’s address appearing in the register of Holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the CUSIP number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and the (z) CUSIP number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged in the Automatic Exchange. At the Company’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder of the Restricted Global Note that is subject to the applicable Automatic Exchange at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.06, during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section

2.06(b)(5) shall be permitted without the prior written consent of the Company.  As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to the Restricted Global Note to which such Automatic Exchange relates, and that the aggregate principal amount of the particular Restricted Global Note may be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(5), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events described in clause (1), (2) or (3) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) (except transfers pursuant to clause (F) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Regulation S Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the applicable Restricted Period therefor, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events described in clause (1), (2) or (3) of Section 2.06(a) hereof and if:

(A)                               such transfer is effected pursuant to an effective registration statement under the Securities Act; or

(B)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Company so requests or if the Applicable Procedures so require, such holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events described in clause (1), (2) or (3) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such transfer is effected pursuant to an effective registration statement under the Securities Act; or

(B)                               the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Company so requests or if the Applicable Procedures so require, such Holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the applicable conditions of this Section 2.06(d)(2), the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of an applicable Unrestricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred or exchanged.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the

Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, reasonably required pursuant to the following provisions of this Section 2.06(e):

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               any such transfer is effected pursuant to an effective registration statement under the Securities Act; or

(B)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Company so requests, such holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof

(f)                                   Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Except as permitted by subparagraph (B) below, each Global Note and Definitive Note issued in a transaction exempt from registration pursuant to Regulation S shall also bear the legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.  UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (b)(5), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF CF INDUSTRIES, INC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT

IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(3)                                 ERISA Legend.  All Global Notes and Definitive Notes issued under this Indenture shall bear a legend in substantially the following form:

BY ITS ACCEPTANCE OF A NOTE OR ANY INTEREST THEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THE NOTES (OR AN INTEREST THEREIN) CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“SECTION 4975”), OR PLAN SUBJECT TO ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS (“SIMILAR LAWS”), OR ENTITY THE UNDERLYING ASSETS OF WHICH ARE CONSIDERED TO INCLUDE “PLAN ASSETS” UNDER ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THE NOTES (OR ANY INTEREST THEREIN) BY SUCH PURCHASER OR TRANSFEREE DOES NOT CONSTITUTE AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OR A VIOLATION OF ANY PROVISIONS OF ANY APPLICABLE SIMILAR LAWS.

(g)                                  Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2)                                 No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.07, 4.08 and 9.05 hereof).

(3)                                 The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 The Company shall not be required:

(A)                               to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (ii) that have been tendered and not withdrawn in connection with a Change of Control Offer;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

(8)                                 All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 Neither the Trustee nor any Agent shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes.  Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depository’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture or the Notes and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)                          The Company, the Trustee, and the Agents reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Note or Restricted Definitive Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the SEC from time to time thereunder, and applicable state securities laws.

Section 2.07.                          Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price and, if applicable, the initial interest accrual date and the initial interest payment date, subject to compliance with Section 4.09.  The Initial Notes and any Additional Notes issued shall be treated as a single class for all purposes under this Indenture, provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture, (2) the issue price, the date of issuance and the CUSIP number of such Additional Notes and (3) that the issuance of such Additional Notes does not contravene Section 4.09 hereof.

Section 2.08.                          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.                          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10.                          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11.                          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12.                          Cancellation.

The Company or one of its Affiliates at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or one of its Affiliates may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee shall promptly cancel and dispose of in accordance with its customary procedures all Notes surrendered for transfer, exchange, payment or cancellation and upon written request shall deliver a certificate of disposition to the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.13.                          Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a Notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.                          CUSIP Numbers.

The Company in issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice (including any notice of redemption or exchange) provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE 3
REDEMPTION

Section 3.01.                          Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of the Notes to be redeemed; and

(4)                                 the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02.                          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time (subject to Applicable Procedures in the case of Global Notes), the Trustee will select Notes for redemption or purchase by a  method the Trustee deems to be fair and appropriate, unless otherwise required by law or applicable stock exchange or depositary requirements; provided that the minimum denominations are preserved.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in minimum amounts of $2,000 or integral multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not equal to $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.                          Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically or cause to be sent electronically) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price, or manner of calculation thereof if not then known;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued (or transferred by book entry) upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP/CINS number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice together with the notice to be given setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.                          Effect of Notice of Redemption.

Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.                          Deposit of Redemption or Purchase Price.

Not later than 10:00 a.m. (Eastern Time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.                          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder (or transfer by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.                          Optional Redemption.

The Company may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of:

(1)100% of the principal amount of the Notes to be redeemed; and

(2)as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding any portion of such payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date.

Section 3.08.                          Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01.                          Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest due on the Notes will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due on the Notes.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.                          Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.                          SEC Reports.

CF Holdings and the Company shall file with the Trustee and the SEC, and transmit to Holders,

such information, documents and other reports, and such summaries thereof, as would be required pursuant to the TIA if this Indenture were qualified under the TIA at the times and in the manner provided in the TIA; provided that, unless available on EDGAR (or any successor system for the submission of documents to the SEC in electronic format), any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC. In addition, to the extent not satisfied by the foregoing, the Company shall, for so long as any Notes are outstanding, furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of any such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or statements delivered to the Trustee pursuant to Section 4.04 hereof).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, CF Holdings’ or the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC pursuant to this Indenture, or participate in any conference calls.

Section 4.04.                          Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ended after the Issue Date, a brief certificate (which need not comply with Section 13.04 hereof) from the Company’s principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with this Indenture.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 15 Business Days after an Executive Officer of either CF Holdings or the Company becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.                          [Intentionally Omitted].

Section 4.06.                          Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                          Limitation on Dispositions of Collateral.

Prior to the occurrence of an Investment Grade Rating Event, CF Holdings will not, and will not permit the Company or any Subsidiary Guarantor to, make any Disposition except:

(a)                                 Dispositions of obsolete, used, uneconomical, retired, worn out or surplus property, or property no longer useful in the business of CF Holdings and its Subsidiaries or economically impracticable to maintain, in each case whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory or goods held for sale in the ordinary course of business;

(c)                                  Dispositions of property to CF Holdings or any Subsidiary of CF Holdings; provided that (i) the transferee thereof must be the Company or a Guarantor, (ii) such Disposition is for at least Fair Market Value or (iii) such Disposition is a Permitted Intercompany Transaction;

(d)                                 Dispositions of cash and Cash Equivalents;

(e)                                  (i) Dispositions of Investments and accounts receivable (or discounts without recourse thereof) in connection with the collection, settlement or compromise thereof in the ordinary course of business or (ii) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(f)                                   Dispositions so long as, to the extent the Net Cash Proceeds thereof exceed $50.0 million in any fiscal year (such excess, the “Excess Proceeds”), such Excess Proceeds are (i) reinvested in the business of CF Holdings or its Subsidiaries within 12 months after the receipt of such Excess Proceeds (unless, within such 12-month period, CF Holdings or one or more of its Subsidiaries shall have entered into a definitive agreement for such reinvestment, in which case such reinvestment shall have been consummated no later than 18 months after the receipt of such Excess Proceeds), (ii) applied within thirty Business Days of the receipt of such Excess Proceeds (which period shall be tolled for up to the reinvestment period set forth in the foregoing clause (i) to the extent the Company intends to reinvest such Excess Proceeds) to repurchase Notes or repurchase, repay or prepay other Indebtedness for borrowed money secured by parity Liens on the Collateral; provided in the case of the foregoing clause (ii) that if the Company shall so repurchase, repay or prepay other Indebtedness secured by parity Liens on the Collateral, the Company will either (A) ratably reduce the Notes Obligations as provided under Article 3 or through open market purchases or (B) make an offer to all Holders of Notes to purchase Notes in an aggregate principal amount that, if purchased, would result in the Notes Obligations being equally and ratably reduced pursuant to this clause (ii), at an offer price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase; provided that the Company shall be obligated to purchase all Notes validly tendered and not validly withdrawn in an amount up to the amount of such offer pursuant to this clause (B), in accordance with procedures consistent with those set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06; provided, further, that upon completion of such offer made pursuant to this clause (B), the Company shall be deemed to have reduced the Notes Obligations in an amount of such offer for purposes of this clause (f), (iii) used to make an offer to all Holders of Notes within thirty Business Days of the receipt of such Excess Proceeds (which period shall be tolled for up to the reinvestment period set forth in the foregoing clause (i) to the extent the Company intends to reinvest such Excess Proceeds) to purchase Notes at an offer price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase; provided that the Company shall be obligated to purchase all Notes validly tendered and not validly withdrawn in an amount up to the amount of such offer pursuant to this clause (iii), in accordance with procedures consistent with those set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06; provided, further, that upon completion of such offer made pursuant to this clause (iii), the Company shall be deemed to have reduced the Notes Obligations in an amount of such offer for purposes of this clause (f) or (iv) used in one or more of the manners permitted by the foregoing clauses (i), (ii) and (iii);

(g)                                  Dispositions in the ordinary course of business consisting of (i) the abandonment of intellectual property or general intangibles which, in the reasonable good faith determination of CF Holdings, is not material to the conduct of the business of CF Holdings and Subsidiaries and (ii) licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property or general intangibles of CF Holdings or its Subsidiaries;

(h)                                 terminations of Swap Agreements;

(i)                                     the expiration of any option agreement with respect to real or personal property;

(j)                                    Dispositions of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(k)                                 leases, subleases, licenses or sublicenses of real or personal property or intellectual property in the ordinary course of business;

(l)                                     any exchange of real property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code;

(m)                             Dispositions of assets to the extent that such assets are exchanged for credit against the purchase price of acquired assets;

(n)                                 Dispositions of Equity Interests held as treasury stock or constituting Margin Stock;

(o)                                 to the extent constituting Dispositions, transactions permitted by the covenants described under Section 4.09 (and of the Liens thereunder) and Article 5; and

(p)                                 the issuance of Equity Interests pursuant to benefit plans, employee agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by CF Holdings or any of its Subsidiaries in good faith.

The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Disposition of any Collateral.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 or the Notes by virtue of such compliance.

Section 4.08.                          Offer to Repurchase Upon Change of Control Repurchase Event.

(a)                                 If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 hereof, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Change of Control Payment Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date.  Within 30 days following any Change of Control

Repurchase Event, the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder (and shall provide a copy of such notice to the Trustee):

(1)                                 describing the transaction or transactions that constitute the Change of Control Repurchase Event;

(2)                                 offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent; and

(3)                                 stating the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

(b)                                 The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 or the Notes by virtue of such compliance.

(c)                                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(d)                                 The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and purchases all of the Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.09.                          Limitation on Liens.

(a)                                 Prior to an Investment Grade Rating Event, neither CF Holdings nor any of its Subsidiaries will create, incur, assume or permit to exist any Lien securing Indebtedness on or with respect to the Collateral except for Permitted Liens. Additionally, subject to the terms of the Intercreditor Agreement, prior to an Investment Grade Rating Event, neither CF Holdings nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien securing Indebtedness on or with respect to the Principal Property that is not Collateral, except for Permitted Liens, unless the Notes are secured equally and ratably with the Indebtedness secured by such Lien for so long as such other Indebtedness is so secured (any such Lien so securing other Indebtedness, an “Initial Lien”).

(b)                                 Following an Investment Grade Rating Event, except as described in Section 4.11, neither CF Holdings nor any of its Subsidiaries will create, incur, assume or permit to exist any Lien securing Indebtedness on or with respect to any Principal Property, except for Permitted Liens, or unless the Notes are secured equally and ratably with the Indebtedness secured by such Lien for so long as such other Indebtedness is so secured (any such Lien so securing other Indebtedness, an “Initial Lien”).

(c)                                  Any Lien created for the benefit of the Holders pursuant to the final sentence of Section 4.09(a) or the final sentence of Section 4.09(b) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(d)                                 For purposes of determining compliance with this Section 4.09, (a) a Lien securing Indebtedness need not be permitted solely by reference to the provisions set forth in Section 4.09(a) with respect to the exceptions described in Section 4.11, or to one category (or portion thereof) of Permitted Liens, but may be permitted in part under any combination thereof and (b) in the event that a Lien securing Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens or pursuant to one of the provisions set forth in Section 4.09(a) with respect to the exceptions described in Section 4.11, the Company may, in its sole discretion, classify or divide such Lien securing such Indebtedness (or any portion thereof) in any manner that complies with such covenant.

Section 4.10.                          Limitation on Sale and Leaseback Transactions.

Except as provided under Section 4.11 hereof, CF Holdings shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years, other than leases between or among CF Holdings and its Subsidiaries, unless:

(1)                                 CF Holdings and/or such Subsidiary or Subsidiaries would be entitled to incur Indebtedness in an amount equal to or greater than the Attributable Debt in respect of such Sale and Leaseback Transaction secured by a Lien on such Principal Property pursuant to one or more categories of the definition of “Permitted Liens”; and

(2)                                 within 120 days after such Sale and Leaseback Transaction, CF Holdings or such Subsidiary applies an amount equal to the greater of the net proceeds of such Sale and Leaseback Transaction and the Fair Market Value at the time of such Sale and Leaseback Transaction of the Principal Property so leased to the retirement of Funded Debt of CF Holdings or any of its Subsidiaries or the purchase, acquisition or, in the case of real property, construction of other property that will constitute Principal Property.

Section 4.11.                          Exemption from Limitations on Liens and Sale and Leaseback Transactions.

Following an Investment Grade Rating Event, CF Holdings and its Subsidiaries may incur Indebtedness secured by Liens or enter into Sale and Leaseback Transactions that would not otherwise be permitted under Sections 4.09 and 4.10 hereof; provided that, immediately after giving effect thereto, the amount of outstanding Indebtedness so incurred secured by a Lien (other than a Permitted Lien) upon any Principal Property (now owned or hereafter acquired) without equally and ratably securing the Notes pursuant to Section 4.09 hereof, plus the aggregate amount of all outstanding Attributable Debt with respect to all such Sale and Leaseback Transactions (not including those that are for less than three years or in respect of which Funded Debt is retired or property that will constitute Principal Property is purchased, as provided under Section 4.10 hereof), does not exceed 15% of Consolidated Total Assets.

Section 4.12.                          Additional Note Guarantees.

Subject to Section 10.06, if any Subsidiary of CF Holdings other than the Company becomes a borrower or directly or indirectly guarantees any Indebtedness under the Credit Agreement, CF Holdings shall cause such Subsidiary to, within 90 days, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto, pursuant to which such Subsidiary will guarantee payment of the Notes on the terms and conditions set forth in Article 10 hereof, and cause such Guarantor to comply with the provisions of Section 11.02.  Thereafter, such Subsidiary will be a Subsidiary Guarantor with respect to the Notes until such Subsidiary’s Note Guarantee is released in accordance with this Indenture.

Section 4.13.                          No Impairment of the Security Interests.

Other than in connection with transactions not prohibited by the Note Documents, subject to the terms of the Intercreditor Agreement, none of the Company or any Guarantor will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes.

Any release of Collateral in accordance with the provisions of this Indenture and the Collateral Documents will not be deemed to impair the security hereunder or thereunder.

Section 4.14.                          [Intentionally Omitted].

Section 4.15.                          Further Assurances.

Subject to the applicable limitations set forth herein and in the Collateral Documents, the Company and each Guarantor shall execute any and all further documents, financing statements, applications for registration, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Collateral Agent may reasonably request, pursuant to the terms of the Collateral Documents, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Collateral Documents in the Collateral, to the extent and within the time period required by the applicable Collateral Documents, all at the expense of the Company and Guarantors and provide to the Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.                          Merger Consolidation or Sale of Assets.

(a)                                 Neither CF Holdings nor the Company will, directly or indirectly: (1) consolidate or merge with or into another Person, other than the Company or CF Holdings, respectively (whether or not CF Holdings or the Company, as the case may be, is the surviving corporation), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of CF

Holdings and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 either (a) CF Holdings or the Company, as the case may be, is the survivor formed by or resulting from such consolidation or merger or (b) the surviving or successor entity is a corporation or limited liability company organized or existing under the laws of the United States, any State of the United States or the District of Columbia;

(2)                                 the surviving or successor entity (if other than CF Holdings or the Company, as the case may be) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of CF Holdings or the Company, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee, and shall pursuant to supplements to the Collateral Documents take such action as may be required to assume the obligations of CF Holdings or the Company, as the case may be, thereunder and maintain the perfection of the Liens securing the Collateral;

(3)                                 immediately after completion of the transaction, no Default or Event of Default has occurred and is continuing; and

(4)                                 the surviving or successor entity shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such transaction and any supplemental indenture entered into in connection with such transaction comply with this Section 5.01 and that all conditions precedent in this Indenture relating to such transaction have been complied with, and an Opinion of Counsel stating that the Notes and this Indenture constitute valid and legally binding obligations of the Company or surviving entity, as applicable, subject to customary exceptions.

Section 5.02.                          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of CF Holdings or the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which CF Holdings or the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, in the case of CF Holdings the provisions of this Indenture referring to the “CF Holdings” shall refer instead to the surviving or successor Person and not to CF Holdings and in the case of the Company the provisions of this Indenture referring to the “Company” shall instead refer to such surviving or successor Person and not the Company), and may exercise every right and power of CF Holdings or the Company, as the case may be, under this Indenture with the same effect as if such successor Person had been named as CF Holdings or the Company, as applicable, herein (except that the Company or its successor pursuant to this Section 5.02 shall not be required to be a Guarantor), and thereafter the predecessor Person shall be released and discharged of all obligations and covenants under this Indenture and the Notes or the Note Guarantees, as applicable, and shall be released from all applicable Collateral Documents, and any applicable Collateral shall be released as provided in the applicable Collateral Documents; provided, however, that (1) the predecessor CF Holdings shall not be released from its obligations with respect to its Note Guarantee and Collateral Documents and (2) the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes, except, in each case, upon a sale of all of CF Holdings’ or the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.                          Events of Default.

(a)                                 Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)                                 subject to clause (b) of this Section 6.01, failure by CF Holdings or any of its Subsidiaries to comply with any other covenant or other agreement in this Indenture or any term in the Notes for 60 days after notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(4)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CF Holdings or any of its Subsidiaries (or the payment of which is guaranteed by CF Holdings or any of its Subsidiaries), whether such Indebtedness exists on or prior to or is created after the Issue Date (in each case other than the Note Documents), if that default:

(A)                               is caused by a failure to pay principal when due at final (and not any interim) maturity of such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its Stated Maturity (without such acceleration having been rescinded, annulled or otherwise cured);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $150.0 million or more;

(5)                                 any Note Guarantee of CF Holdings or a Significant Subsidiary of CF Holdings is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, ceases for any reason to be in full force and effect, or CF Holdings or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, that is a Significant Subsidiary of CF Holdings denies or disaffirms its obligations under its Note Guarantee, in each case for any reason other than by reason of release pursuant to the terms of this Indenture or the terms of any other Note Document;

(6)                                 any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by the Company or any Guarantor not to be, a valid and perfected Lien on any Collateral having an aggregate Fair Market Value of $250.0 million or more, with the priority required by the relevant Collateral Document, in each case for any reason other than (A) by reason of release pursuant to the terms of this Indenture or the terms of any Collateral Document or (B) as a result of the sale or other disposition of the applicable Collateral to a Person that is not the Company or a Guarantor in a transaction not prohibited under this Indenture; or

(7)                                 CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings, pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due; or

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings in an involuntary case;

(B)                               appoints a custodian of CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings; or

(C)                               orders the liquidation of CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)                                 Notwithstanding clause (3) of Section 6.01(a) hereof or any other provision of this Indenture, the sole remedy for any failure by CF Holdings or the Company to comply with Section 4.03 hereof will be the payment of Liquidated Damages as described in the following sentence and the final sentence of this clause (b), such failure to comply shall not constitute a Default or Event of Default, and Holders will not have any right to accelerate the maturity of the Notes as a result of any such failure to comply.  If a failure by CF Holdings or the Company to comply with Section 4.03 hereof continues for 180 consecutive days after the Company receives from the Trustee, or the Company and the Trustee receive from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, notice of such failure to comply (such notice, a “Reports Default Notice”), the Company will pay liquidated damages (“Liquidated Damages”) to all Holders at a rate per annum equal to 0.25% of the principal amount of the Notes from the 180th day following the Company’s receipt of such Reports Default Notice to but not including the date on which such failure to comply shall have been cured or waived (and, on such date, Liquidated Damages will cease to accrue).  A failure to comply with Section 4.03 hereof automatically will cease to be continuing and will be deemed cured at such time as CF Holdings or the Company, as applicable, files with the SEC (or, if the SEC will not accept such filing, delivers to Holders or otherwise makes publicly available) the applicable annual report, information, document or other report.  In no event will the Company be required to pay Liquidated Damages at a rate in excess of 0.25% of the principal amount of the Notes per annum, irrespective of the number of Reports Default Notices that may have been received and irrespective of the number of failures to comply with Section 4.03 hereof that may be continuing.

(c)                                  All accrued and unpaid Liquidated Damages, if any, shall be paid by the Company on the next scheduled Interest Payment Date in the same manner as interest on the Notes is payable on such date.  In the case of any Reports Default Notice given by Holders, such Holders shall provide a copy of such Reports Default Notice to the Trustee.  If Liquidated Damages are payable on the Notes, the Company shall provide an Officers’ Certificate to the Trustee on or before the Record Date for each Interest Payment Date such Liquidated Damages are payable setting forth the accrual period and the amount of such Liquidated Damages in reasonable detail, provided that the failure to deliver such Officers’ Certificate shall not constitute a Default or Event of Default. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment, provided that the failure to deliver such Officers’ Certificate shall not constitute a Default or Event of Default.

(d)                                 Any Default or Event of Default for the failure to deliver any notice or certificate pursuant to any provision of this Indenture shall be deemed to be cured upon the filing, furnishing or delivery of any such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02.                          Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01(a) hereof, with respect to CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries of CF Holdings that, taken together, would constitute a Significant Subsidiary of CF Holdings, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders) specifying such Event of Default.  Upon any such declaration, the Notes shall become due and payable immediately.

Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and all amounts owing to the Trustee under this Indenture have been paid.

Section 6.03.                          Other Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or the other Note Documents, subject to the terms of the Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.                          Waiver of Past Defaults.

Subject to Sections 6.02, 6.07 and Section 9.02 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class), by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default with respect to the Notes and its consequences, except a Default or Event of Default in the payment of principal of, premium or interest, if any, on any Notes as specified in clause (1) or (2) of Section 6.01(a) hereof.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Notes arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Company, Trustee and Holders restored to their former position and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any contractual right consequent thereto.

Section 6.05.                          Control by Majority.

Subject to Sections 7.01 and 7.02(f) and the Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture or the Collateral Documents.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.  The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.                          Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of any Note may pursue any contractual remedy with respect to this Indenture with respect to the Notes unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

For the avoidance of doubt and notwithstanding any other provision of this Indenture or the Notes, (x) the Holders of the Notes shall not be entitled to specific performance of Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 or 3.07 hereof, and no premium will be due or available as a remedy, in each case in connection with (1) any Default or Event of Default or (2) any acceleration (automatic or otherwise) of all, or any portion of, the Notes (other than an acceleration in respect of an Event of Default for failing to pay the redemption price when due following the Company’s voluntary election, if any, to redeem the Notes pursuant to Article 3 hereof, to the extent any premium is due in connection therewith), and (y) the requirement to pay any premium shall only arise in connection with the Company’s voluntary election, if any, to redeem the Notes pursuant to Article 3 hereof, and not in connection with any other payment, distribution, satisfaction or other recovery in respect of the Notes.

Section 6.07.                          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08.                          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or 6.01(a)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.  The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10.                          Application of Proceeds.

If the Trustee or the Collateral Agent, as the case may be, collects any money or property pursuant to this Article 6 (including upon any realization of any Lien upon Collateral), or after an Event of Default any moneys or properties distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture, it shall, subject to the terms of the Intercreditor Agreement, pay out the money or property in the following order:

First:                  to the Trustee, its agents and attorneys and any predecessor Trustee for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders for amounts due and unpaid on such Notes for principal, premium, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:              to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.                          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07 hereof, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.13.                          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.                          Delay or Omission not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Subject to Section 6.06 hereof, every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01.                          Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture  or the Collateral Documents at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Upon the occurrence and continuance of an Event of Default, before taking any foreclosure action or any action which may subject the Trustee or the Collateral Agent, as applicable, to liability under any environmental law, statute, regulation or similar requirement, the Trustee or Collateral Agent, as applicable, may require that a satisfactory indemnity bond, indemnity or environmental impairment insurance be furnished for the payment or reimbursement of all expenses to which they may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability) and expenses which may result from such foreclosure or other action, and will not be required to foreclose if doing so will subject them to environmental liability or will require the approval of a governmental regulator that cannot be obtained.

(h)                                 No provision of this Indenture or the Note Documents shall require the Trustee or the Collateral Agent to be obligated to take any action in a jurisdiction that would cause it to pay any tax or obligate it to qualify to do business if it is not then so qualified.

Section 7.02.                          Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate, Opinion of Counsel, resolution of the Board of Directors, or other request, notice or direction delivered to it pursuant to the terms of this Indenture.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and any Collateral Documents.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  Subject to Section 7.01 hereof, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent in each of its capacities hereunder, and each Agent and Custodian.

(h)                                 Subject to Section 7.01 hereof, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Company or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee thereof by written notice of such event sent to the Trustee in accordance with Section 13.01, and such notice references the Notes and this Indenture.

(i)                                     Subject to Section 7.01(a) hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit.

(j)                                    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(l)                                     The Trustee may request that the Company and any Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officers’ Certificates, directions, requests, and any other matters or directions pursuant to this Indenture.

(m)                             In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03.                          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA; provided that the 2021 Indenture shall not constitute such a conflict of interest) it must eliminate such conflict within 90 days or resign as provided in this Indenture.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.10 hereof.

Section 7.04.                          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company or the Guarantors but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Note Guarantees.

None of the Trustee, the Collateral Agent, nor any paying agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Ratings Downgrade or Investment Grade Rating Event has occurred. The Trustee and the Collateral Agent shall not be responsible for and make no representation as to the existence, genuineness, value or protection of or insurance with respect to any Collateral, for the legality, effectiveness or sufficiency of any Collateral Document or Note Document, for any act or omission of the Credit Agreement Agent, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes Obligations. The Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Trustee and the Collateral Agent shall not be liable or responsible for the failure of the Company to effect or maintain insurance on the Collateral nor shall it be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Company, the Trustee or any other person.

Section 7.05.                          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs or, if discovered after 90 days, promptly thereafter.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.                          [Intentionally Omitted].

Section 7.07.                          Compensation and Indemnity.

(a)                                 The Company will pay to the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the other Note Documents.  Neither the Trustee’s nor the Collateral Agent’s compensation will be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  All amounts set forth in the separate fee letter entered into prior to the date hereof are deemed reasonable.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent agents and counsel.

(b)                                 The Company and the Guarantors will, jointly and severally, indemnify the Trustee and the Collateral Agent against any and all losses, damages, liabilities or expenses incurred by such Person arising out of or in connection with the acceptance or administration of its duties under this Indenture or any other Note Document, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder or under any other Note Document, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.  The Trustee or the Collateral Agent, as applicable, will notify the Company promptly of any claim for which such Person may seek indemnity.  Failure by the Trustee or the Collateral Agent, as applicable, to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee or the Collateral Agent, as applicable, will cooperate in the defense.  The Trustee or the Collateral Agent, as applicable, may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee or the Collateral Agent.  The negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.                          Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time upon 30 days’ notice and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ notice by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.                          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.                          Eligibility.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.                          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section

8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees), and have Liens, if any, on the Collateral securing the Notes Obligations released, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by such outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Company’s obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.08, 2.09, 2.10, 2.11 and 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and each of the Guarantors in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.                          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and Article 5 hereof, and have Liens, if any, on the Collateral securing the Notes Obligations released with respect to the outstanding Notes on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and such Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), (4) and (5) hereof will not constitute Events of Default.

Section 8.04.                          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants if Government Securities are delivered, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which CF Holdings or any of its Subsidiaries is a party or by which CF Holdings or any of its Subsidiaries is bound;

(6)                                 the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.                          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of any Notes to be defeased will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                          Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.                          Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees affected thereby will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the

Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                          Amendments Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Note Documents without the consent of any Holder of any Note:

(1)                                 to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Note Documents with respect to any Holder;

(5)                                 at the Company’s election, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if the Company elects to so qualify this Indenture, and, if so qualified, maintain the qualification of this Indenture under the TIA;

(6)                                 to conform the text of this Indenture, the Note Guarantees, the Notes or any other Note Document to any provision of the “Description of the Notes” section of the Offering Memorandum, relating to the offering of the Initial Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Notes or such other Note Document;

(7)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(8)                                 to evidence and provide for the acceptance of appointment by a successor Trustee or Collateral Agent with respect to the Notes pursuant to the requirements of the Note Documents or to provide for the accession by the Trustee or Collateral Agent to any Note Document or evidence and provide for the acceptance and appointment under the Intercreditor Agreement or any other Collateral Document of a successor party thereto pursuant to the requirements thereof;

(9)                                 to allow any Guarantor to execute a supplemental indenture (including without limitation to evidence its Note Guarantee) and/or a Note Guarantee with respect to the Notes; provided that any such supplemental indenture need be signed only by the Company, the added Guarantor, the Trustee and the Collateral Agent;

(10)                          to provide for any Subsidiary of CF Holdings or any other Person to provide a Note Guarantee, to add Note Guarantees with respect to the Notes, to add security to or for the benefit of Holders of the Notes, or to confirm and evidence the release, termination or discharge of (i) any Note Guarantee of the Notes or (ii) any Lien securing the Notes, when required or not prohibited by this Indenture and the Collateral Documents;

(11)                          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders of Notes to transfer Notes in any material respect;

(12)                          to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent with respect to the Notes for its benefit and the benefit of the Trustee, the Holders of the Notes and the holders of any other First-Priority Lien Obligations, as additional security for the payment and performance of all or any portion of the First-Priority Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, the Collateral Documents or otherwise;

(13)                          provide for the release of Collateral from the Lien, or the subordination of such Lien, pursuant to this Indenture and the Intercreditor Agreement when required or not prohibited by the Collateral Documents and this Indenture; or

(14)                          (i) to execute Collateral Documents, or to secure any other Obligations of CF Holdings or any of its Subsidiaries (including future First-Priority Lien Obligations) to the extent not prohibited by this Indenture and the Collateral Documents, (ii) include any First-Priority Lien Obligations in the Intercreditor Agreement to the extent not prohibited by this Indenture and the Collateral Documents, (iii) join any party to the Intercreditor Agreement to the extent required or not prohibited by the terms of this Indenture, the Collateral Documents and any other document governing the First-Priority Lien Obligations then outstanding or (iv) to supplement any schedules to any Collateral Document to the extent required or not prohibited by the terms thereof and by the terms of this Indenture and any other document governing the First-Priority Lien Obligations then outstanding.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and/or the Collateral Agent, as applicable, of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture  and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Agent, as applicable, will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.                          With Consent of Holders.

Except as provided in this Section 9.02, the Note Documents may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) (in addition to any other consents required under the terms of the Intercreditor Agreement or the other Collateral Documents from the parties thereto) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, or purchase of, such Notes), and any existing Default or Event of Default or compliance with any provisions of such Note Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, or purchase of, such Notes).  Section 2.09 hereof shall determine which Notes are to be considered “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly adversely affects the rights, duties or immunities of the Trustee and/or the Collateral Agent, as applicable, under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent, as applicable, may in their respective discretion, but will not be obligated to, enter into such amended or supplemental indenture.  It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or such Notes or Note Guarantees.

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note;

(3)                                 amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control Repurchase Event;

(4)                                 reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed to an earlier time, in each case as described above under Article 3;

(5)                                 reduce the stated rate of or extend the stated time for payment of interest, including default interest, on any Note;

(6)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(7)                                 make any Note payable in money other than that stated in the Notes;

(8)                                 make any changes in the contractual provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, any Note;

(9)                                 release any Guarantor that is a Significant Subsidiary of CF Holdings from any of its contractual obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10)                          make any change in the preceding amendment and waiver provisions set forth in this paragraph.

Subject to the terms of the Intercreditor Agreement and except as otherwise permitted by the Note Documents, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release from the Liens of this Indenture and the Collateral Documents all or substantially all of the Collateral.

Section 9.03.                          [Intentionally Omitted].

Section 9.04.                          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective with respect to any Note, a consent to it by a Holder of such Note is a continuing consent by the Holder of such Note and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any such Note.  However, any such Holder or subsequent Holder of such Note may revoke the consent as to such Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.                          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for the affected Note may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate a new Note that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                          Trustee and Collateral Agent to Sign Amendments, etc.

The Trustee and/or the Collateral Agent, as applicable, shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Agent, as applicable.  In executing any amended or supplemental indenture, the Trustee and/or the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel stating, as and if applicable, that such amended or supplemental indenture will constitute the valid and binding obligation of the Company and the

Guarantors party thereto, enforceable against the Company and such Guarantors in accordance with its terms, subject to customary exceptions.

ARTICLE 10
NOTE GUARANTEES

Section 10.01.                   Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 Subject to this Article 10, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.                   Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer, fraudulent conveyance or preference for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.                   Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that its execution and delivery of this Indenture or, if applicable, any supplemental indenture pursuant to Section 4.12 hereof and this Section 10.03 shall evidence its Note Guarantee set forth in Section 10.01 hereof without the need for notation on the Notes.

If, after the Issue Date, any Subsidiary of CF Holdings other than the Company becomes a borrower under the Credit Agreement or directly or indirectly guarantees any Indebtedness under the Credit Agreement, if required by Section 4.12 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.

Section 10.04.                   Guarantors May Consolidate, etc., on Certain Terms.

No Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and shall, pursuant to supplements to the Collateral Documents, take such action as may be required to assume the obligations of such Guarantor thereunder, and shall comply with Section 4.15.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter evidenced in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding the first paragraph of this Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.                   Releases.

Each Subsidiary Guarantor shall be automatically released and relieved of any obligations under its Note Guarantee:

(1)                                 with respect to a particular Subsidiary Guarantor, upon the release, discharge or termination of such Subsidiary Guarantor’s Guarantee of the Credit Agreement Obligations; or

(2)                                 with respect to a particular Subsidiary Guarantor, the consummation of any transaction not prohibited by this Indenture (including by way of sale, disposition or other transfer of Equity Interests of such Subsidiary Guarantor or merger, consolidation, liquidation or dissolution) that results in such Subsidiary Guarantor ceasing to be a Subsidiary of CF Holdings; or

(3)                                 with respect to all subsidiary Guarantors, Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; or

(4)                                 with respect to all Subsidiary Guarantors, upon the latest to occur of the events described in clauses (1), (2), and (3) of Section 10.06(a).

CF Holdings shall be automatically released and relieved of any obligations under its Note Guarantee upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

The Company shall notify the Trustee in writing of any Note Guarantee of a Subsidiary Guarantor that is released. The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon the Company’s request and upon being provided an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture to the execution and delivery of such instrument have been complied with as provided herein.

Section 10.06.                   Termination of Requirement for Guarantees by Subsidiary Guarantors.

(a)                                 The Note Guarantees shall be automatically released with respect to each Subsidiary Guarantor upon the latest to occur of (1) an Investment Grade Rating Event occurring or having occurred, (2) the retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of, the supplemental indenture governing, the Company’s 6.875% Senior Notes due 2018 (the “Senior Notes due 2018”) or the Subsidiaries of CF Holdings other than the Company otherwise becoming no longer subject to such a requirement to guarantee the Senior Notes due 2018, and (3) the retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of, the supplemental indenture governing, the Company’s 7.125% Senior Notes due 2020 (the “Senior Notes due 2020”) or the Subsidiaries of CF

Holdings other than the Company otherwise becoming no longer subject to such a requirement to guarantee the Senior Notes due 2020. Upon and at all times following the release of the Note Guarantees pursuant to this Section 10.06, the first sentence of Section 4.12 hereof shall no longer apply and shall have no further force and effect.

(b)                                 Promptly following an Investment Grade Rating Event, the Company shall deliver an Officers’ Certificate to the Trustee stating that such Investment Grade Rating Event has occurred.

ARTICLE 11
COLLATERAL AND SECURITY

Section 11.01.                   Collateral Documents.

(a)                                 Prior to an Investment Grade Rating Event, the due and punctual payment of the Notes Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Company and Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by the Collateral as provided in the Collateral Documents hereafter delivered as required by this Indenture.  On the Issue Date, the Company and the Guarantors shall grant a security interest in all their assets constituting Collateral by executing the Security Agreement and such other Collateral Documents that shall be necessary to provide a security interest in the Collateral to the extent required by this Indenture or the Collateral Documents. Notwithstanding the foregoing, in the event that any mortgage on Material Real Property described in clause (i) of the definition thereof is not delivered on the Issue Date, the Company and the Guarantors may provide Mortgages within 120 days after the Issue Date (or such longer period consented to by the Credit Facility Agent in respect of the Credit Agreement Obligations), provided that such date will be automatically extended if the survey requirement may not be performed because of snow ground cover; provided that, with respect to a Material Real Property, the Issuer and the Guarantors shall only be required to comply with the Mortgage requirement in respect of such property if all of the lenders under the Credit Agreement have, to the extent required under the Credit Agreement, provided written notice to the Credit Facility Agent that such lender has completed its due diligence with respect to any applicable flood insurance requirements related to such Material Real Property.

(b)                                 Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral and the terms of the Intercreditor Agreement) and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First-Priority Obligations in all or any part of the Collateral.  Each Holder, by its acceptance thereof, (i) authorizes the Trustee to appoint the Collateral Agent to act on its behalf as the Collateral Agent under this Indenture, the Security Agreement and under each of the other Collateral Documents, (ii) authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and (iii) authorizes the Trustee to authorize the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Agreement and the other Collateral Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto.

(c)                                  Each Holder, by its acceptance thereof, authorizes the Collateral Agent and the Trustee, as applicable, to enter into the Intercreditor Agreement (or, if such agreement is terminated, any substantially identical intercreditor agreement on behalf of, and binding with respect to, the Holders and their interest in designated assets, in connection with the incurrence of any First-Priority Obligations).  The Collateral Agent, will enter into any such future intercreditor agreement at the request of the Company, provided that the Company will have delivered to the Collateral Agent, an Officer’s Certificate and Opinion of Counsel to the effect that such other intercreditor agreement is authorized or permitted by this Indenture and the Collateral Documents and that all conditions precedent thereto have been met or waived.

Section 11.02.                   New Guarantors; After-Acquired Property.

(a)                                 Prior to an Investment Grade Rating Event, with respect to any Person that is or becomes a Guarantor after the Issue Date, the Company shall promptly (and in any event within 45 days (or, in the case of clause (ii) below, 90 days) or in each case such longer period as consented to by the Credit Facility Agent) after the date such Person becomes a Guarantor, cause such Subsidiary (i) to execute a joinder agreement to the applicable Collateral Documents (including the Security Agreement), substantially in the form annexed thereto, (ii) to deliver Mortgages in respect of the Material Real Property owned by such Subsidiary in accordance with the requirements set forth in clause (c) below, and (iii) to take all other actions to cause the Lien created by the applicable Collateral Documents (including the Security Agreement) to be duly perfected within the United States to the extent required by such Collateral Documents.  Notwithstanding the foregoing, no Lien or similar interest shall be required to be granted, directly or indirectly, in any Excluded Assets. If requested by the Collateral Agent, the Collateral Agent shall receive an Opinion of Counsel or Opinions of Counsel (which may be from in-house counsel, provided that such opinion is in respect of New York law) for the Company in form and substance reasonably satisfactory to the Collateral Agent in respect of matters reasonably requested by the Collateral Agent relating to any Collateral Document delivered pursuant to this Section 11.02, dated as of the date of such Collateral Document. Notwithstanding anything to the contrary in the Notes or in this Indenture, (i) no Collateral shall be required to be perfected by control other than with respect to Pledged Debt and Pledged Equity (each as defined in the Security Agreement) to the extent required by the terms of the Security Agreement as in effect on the Issue Date, and (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

(b)                                 Prior to an Investment Grade Rating Event, with respect to any Material Real Property owned by the Company or a Guarantor, the Company or such Guarantor, as applicable, shall no later than 90 days (or such longer period consented to by the Credit Facility Agent) after the later of (x) the date such entity became a Guarantor (if applicable) and (y) the date such Material Real Property is acquired by such entity, execute and deliver (i) counterparts of a Mortgage, duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices necessary and, to the extent the Credit Agreement is in effect and secured by Liens on the Collateral, consistent with the filing or recording offices where the Credit Facility Agent makes its filings or recordings for the same properties in order to create a valid and subsisting perfected Lien subject only to Liens permitted under Section 4.09  hereof on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Holders and the Trustee, and deliver evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (it being understood that if a mortgage tax will be owed on the entire amount of the Indebtedness evidenced hereby, then the amount secured by such Mortgage will be limited to 100% of the fair market value of the property at the time such Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) a fully paid policy of title insurance (or marked-up title insurance commitment having the effect of policy of title insurance) on such Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Holders and the Trustee (a “Mortgage Policy”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted under Section 4.09 hereof and other Liens reasonably acceptable to the Collateral Agent, each of which shall (A) contain a “tie-in” or “cluster” endorsement, if available in the applicable jurisdiction at commercially reasonable rates (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (B) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, same as survey and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates), (iii) a survey (which may take the form of an aerial survey, ExpressMap or equivalent photographic depiction) in form and substance sufficient to obtain the Mortgage Policy without the standard survey exception and otherwise reasonably satisfactory to the Collateral Agent, (iv) an opinion of local counsel of the Company or such Guarantor, as applicable, in the state in which such Mortgaged Property is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent, and (v) to the extent not previously delivered, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws), is located, and if such property is in a special flood hazard area, duly executed and acknowledged by the Company or such Guarantor, as applicable, together with evidence of flood insurance in compliance with the Flood Insurance Laws and National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, and annual renewals of each flood insurance policy or annual renewals of each force-placed insurance policy, as applicable.  Notwithstanding the foregoing, the Company and the Guarantors shall only be required to comply with the requirement to provide a Mortgage with respect to any particular Material Real Property if all of the lenders under the Credit Agreement have, to the extent required under the Credit Agreement, provided written notice to the Credit Facility Agent that such lender has completed its due diligence with respect to any applicable flood insurance requirements related to such Material Real Property.  The time period for complying with such Mortgage requirement shall automatically extend to match any additional periods permitted for compliance with the Mortgage requirements under the Credit Agreement.

(c)                                  Notwithstanding the foregoing provisions of this section or anything in this Indenture to the contrary, Liens required to be granted from time to time pursuant to this Section 11.02 shall be subject to exceptions and limitations set forth herein, in the Collateral Documents and to such exceptions as are customary in the applicable jurisdiction (as determined by the Company), which exceptions are also applicable to the comparable Collateral Document executed and delivered in connection with obligations under the Credit Agreement.

Section 11.03.                   Collateral Agent.

(a)                                 The Trustee hereby appoints the Collateral Agent to act on its behalf under this Indenture and each Collateral Document, and the Collateral Agent agrees to act as such; provided that, it is understood and agreed that all communications between the Collateral Agent and the Holders and all instructions or directions by Holders to the Collateral Agent shall be made or given through the Trustee.

(b)                                 The Trustee hereby appoints Wells Fargo Bank, National Association to act on its behalf as the Collateral Agent under this Indenture, the Security Agreement and under each of the other Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Collateral Documents, and Wells Fargo Bank, National Association agrees to act as such.  The provisions of this Section 11.03 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c)                                  Subject to the provisions of the Collateral Documents, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Collateral Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof.

(d)                                                                                 The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 13.01, and such notice references the Notes and this Indenture.  Subject to the Intercreditor Agreement, the Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.03).

(e)                                  If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(f)                                   The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Company’s or any Guarantor’s property constituting

Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(g)                                  The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent.  If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent.  If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor.  Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. Promptly following the acceptance of the appointment of any successor Collateral Agent, the Company shall cause assignments of filings existing on the date of such assignment related to the Collateral to be filed or recorded sufficient to reflect the successor Collateral Agent, as mortgagee or secured party of record in accordance with applicable law related to each portion of the Collateral. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 11.03 (and Article 6) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.  The Collateral Agent shall not be liable or responsible for the failure of the Company or any Guarantors to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company, the Guarantors, the Trustee, the Collateral Agent or any other Person.

(h)                                 Notwithstanding anything to the contrary in this Indenture or any Collateral Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including without limitation the filing or continuation of any UCC financing statements, mortgages, security agreements, or similar documents or instruments in any U.S. or foreign jurisdiction ), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(i)                                     The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent.

Section 11.04.                   Release of Liens.

(a)                                 The Collateral shall be released from the Liens and security interest created by the Collateral Documents to secure the Notes Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 11.04.  Upon such release, subject to the terms of the Collateral Documents all rights in the Collateral securing the Notes Obligations shall revert to the Company and the Guarantors.

(b)                                 The Liens on the Collateral owned by any Guarantor and securing the Notes will be automatically released when the Note Guarantee of such Guarantor is released in accordance with the terms of this Indenture.

(c)                                  The Liens on the Collateral securing the Notes and the Note Guarantees will be automatically released:

(1)                                 in whole, pursuant to Section 11.07;

(2)                                 in whole or in part as provided in the Intercreditor Agreement;

(3)                                 in whole or in part, with the consent of the requisite Holders of the Notes in accordance with the provisions of Article 9;

(4)                                 as to any asset constituting Collateral that is sold or otherwise disposed of or transferred by the Company or any of the Guarantors to any Person that is not the Company or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold or disposed of or transferred);

(5)                                 as to any asset constituting Collateral that is Capital Stock, upon the dissolution, liquidation, consolidation or similar transaction in respect of the issuer of that Capital Stock that is not prohibited by this Indenture;

(6)                                 as to any asset constituting Collateral that becomes an Excluded Asset pursuant to a transaction not prohibited by this Indenture; and

(7)                                 in whole, upon an Investment Grade Rating Event as described under Section 11.10(a) subject to no Default or Event of Default having occurred and then continuing.

(d)                                 Upon the Company’s request, the Collateral Agent shall, at the Company’s expense, execute and deliver to the Company any documents, financing statements, agreements, instruments or certificates requested and prepared by the Company to evidence the release of Collateral following the Collateral Agent’s receipt of an Officers’ Certificate and an Opinion of Counsel certifying that such release of Collateral complies with the terms of this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Collateral Documents.

(e)                                  Liens securing the Notes and the related Note Guarantees may be subordinated promptly upon the Company’s request and upon receipt by the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel certifying that such subordination of Collateral is in accordance with the terms of this Indenture on any property subject or to be subject to a Lien to the extent that such Liens are not prohibited under the Note Documents and the other documents governing the then outstanding First-Priority Lien Obligations; provided that no such subordination shall be required unless the Liens securing the other First-Priority Lien Obligations are also subordinated to the same extent as the Liens securing the Notes.

(f)                                   The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Documents.

Section 11.05.                   Authorization of Actions to be Taken by the Trustee Under the Collateral Documents.

Subject to the provisions of the Collateral Documents, the Trustee may direct, on behalf of Holders of the Notes, the Collateral Agent to take action permitted to be taken by it under the Collateral Documents.

Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Security Agreement, and subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)                                 enforce any of the terms of the Collateral Documents; and

(b)                                 collect and receive any and all amounts payable in respect of the Notes Obligations of the Company hereunder.

Subject to the provisions of the Security Agreement and the other Collateral Documents, the Trustee and the Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Company, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent).  Nothing in this Section 11.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 11.06.                   Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents.

Subject to the provisions of the Security Agreement, the Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

Section 11.07.                   Termination of Security Interest.

Upon the full and final payment and performance of all Notes Obligations of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 and Article 12 hereof, the Trustee (or the Collateral Agent on its behalf) will, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Notes Obligations have been paid in full, and instruct the Collateral Agent to, as applicable, either (a) release the Liens securing the Notes Obligations pursuant to this Indenture and the Collateral Documents or (b) cease to be a party to the Collateral Documents on behalf of the Trustee and the Holders.

Section 11.08.                   Purchaser Protected.

In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.09.                   Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.10.                   Termination of Requirement for Collateral.

(a)                                 If on any date following the Issue Date (i) the Investment Grade Rating Condition is satisfied and (ii) no Default or Event of Default has occurred and is then continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as an “Investment Grade Rating Event”), then (1) on that date, the Liens on the Collateral securing the Notes and the Notes Obligations will be automatically released and the Collateral Documents will be automatically terminated and (2) on and after that date, CF Holdings and its Subsidiaries will not be subject to Section 4.07 hereof or this Article 11.

(b)                                 Promptly following an Investment Grade Rating Event, the Company shall deliver an Officers’ Certificate to the Trustee stating that such event has occurred.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01.                   Satisfaction and Discharge.

This Indenture (including the Notes and the Note Guarantees) and the Collateral Documents will in each case cease to be of further effect (except as to any surviving rights of registration of transfer of Notes expressly provided for therein and any rights to receive payments of interest on the Notes and rights of the Trustee to compensation, reimbursement and indemnification and the Company’s obligations with respect thereto expressly provided for therein) and all Note Guarantees, and all Liens on the Collateral securing the Notes Obligations, will be released and terminated, and the Trustee and the Collateral Agent, as applicable, on demand of and at the expense of the Company, will execute instruments as reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the release and termination of the Note Guarantees and the Liens, if any, on the Collateral securing the Notes Obligations (this being referred to herein as “satisfaction and discharge of this Indenture”), when:

(a)                                 either:

(1)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)                                 all Notes that have not been delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and, in the case of the provisions described in (A), (B) or (C), as applicable, of this clause (2), the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants if Government Securities are delivered, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c)                                  the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes; and

(d)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture with respect to the Notes to apply the deposited money toward the payment of the Notes at maturity or on the applicable redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent relating to satisfaction and discharge of this Indenture have been complied with.  Promptly following the payment in full of all outstanding Notes and other amounts payable pursuant to the Note Documents, the Company and the Guarantors, at their expense, shall prepare and deliver to the Trustee or Collateral Agent, as applicable, for execution, appropriate instruments causing the lien and security interests related to the Collateral to be released. Upon receipt of such executed instruments from the Trustee or Collateral Agent, as applicable, the Company shall file and record such instruments.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 12.01, the provisions of this Section 12.01 and of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02.                   Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the

Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01.                   Notices.

Any notice or communication to the Company, any Guarantor, the Trustee or the Collateral Agent shall be sufficiently given if written and (a) delivered in person or (b) mailed by first class mail (certified or registered, return receipt requested) or (c) sent by facsimile transmission or (d) sent by overnight air courier guaranteeing next-day delivery, in each case addressed as follows:

if to the Company and/or any Guarantor:

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Attention: CFO and General Counsel

Facsimile No.: (847) 405-2711

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, CA 94301

Attention: Gregg A. Noel

Facsimile No.: (650) 470-4570

if to the Trustee and/or the Collateral Agent:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention: Corporate, Municipal and Escrow Services

Facsimile No.: (866) 297-2015

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses and/or facsimile numbers for subsequent notices or communications. The Trustee and the Collateral Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons reasonably believed in good faith by the Trustee or the Collateral Agent to be authorized to give instructions and directions on behalf of the Company, the Guarantors or any Person.  The Trustee or the Collateral Agent shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company or Guarantors; and the Trustee or the Collateral Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or Guarantors as a result of such reliance upon or compliance with such instructions or directions.  The Company or Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Collateral Agent, including, without limitation, the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail (certified or registered, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically.  Failure to deliver, mail, transmit or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or sends a notice or communication to Holders, it will mail or send a copy to the Trustee and each Agent at the same time.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

In case it shall be impracticable to give notice in the manner provided above, including by reason of a suspension of regular mail service, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.02.                   [Intentionally Omitted].

Section 13.03.                   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04.                   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04(a)) shall include:

(1)                                 a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(3)                                 a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

Section 13.05.                   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rule and set reasonable requirements for its functions.

Section 13.06.                   No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or stockholder of CF Holdings, and no director, officer, employee, incorporator, member or stockholder of any Subsidiary of CF Holdings, as such, will have any liability for any obligations of the Company or any Guarantor under any Note Document or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

Section 13.07.                   Governing Law; Jury Trial Waiver.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 13.08.                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of CF Holdings, the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09.                   Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.10.                   Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 13.11.                   Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.12.                   Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 13.13.                   Legal Holidays.

If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were not a Legal Holiday. If a regular Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 13.14.                   USA PATRIOT ACT

The Company and Guarantors acknowledge that, in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (the “USA PATRIOT ACT”), the Trustee, like all other financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT ACT.

[Remainder of page intentionally left blank.]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

CF INDUSTRIES, INC.

By:	/s/ Daniel L. Swenson
Name:	Daniel L. Swenson
Title:	Vice President, Treasurer, and Assistant Secretary

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ Daniel L. Swenson
Name:	Daniel L. Swenson
Title:	Vice President, Treasurer, and Assistant Secretary

CF INDUSTRIES ENTERPRISES, INC.

By:	/s/ Daniel L. Swenson
Name:	Daniel L. Swenson
Title:	Vice President, Treasurer, and Assistant Secretary

CF INDUSTRIES SALES, LLC

By:	/s/ Daniel L. Swenson
Name:	Daniel L. Swenson
Title:	Vice President, Treasurer, and Assistant Secretary

[Signature Page to the 2026 Notes Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Signature Page to the 2026 Notes Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the ERISA Legend pursuant to the provisions of the Indenture]

CUSIP/CINS No.

ISIN

[RULE 144A][REGULATION S] [GLOBAL] NOTE

4.500% Senior Secured Notes due 2026

No.	$

CF INDUSTRIES, INC.

promises to pay to         , or registered assigns,

the principal sum of                                  DOLLARS [(or, in the event of adjustment in accordance with the within-mentioned Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto)]* on December 1, 2026.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and November 15

Dated:                 , 20

*                 The bracketed language should be included only if the Note is issued in global form.

CF INDUSTRIES, INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:		Dated:
Authorized Signatory

[Back of Note]

4.500% Senior Secured Notes due 2026

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture.]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST. CF Industries, Inc., a corporation organized under the laws of Delaware (the “Company”), promises to pay interest on the principal amount of this Note at 4.500% per annum from                  , 20  .  The Company will pay interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                  , 20  .  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent; provided, further, that the Company will pay all principal, interest and premium, if any, on any Global Notes registered in the name of DTC or its nominee in immediately available funds to DTC or such nominee, as the case may be, as the registered holder of such Global Notes.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were not a Legal Holiday.  If a regular record date is a Legal Holiday, the record date shall not be affected.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee, will act as Paying Agent and Registrar.  The Company may change any

Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)                                 INDENTURE.  The Company issued the Notes under an indenture, dated as of November 21, 2016 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION. The Company may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of:

(a)                                 100% of the principal amount of the Notes to be redeemed; and

(b)                                 as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding any portion of such payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

(6)                                 MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 OFFER TO REPURCHASE UPON CHANGE OF CONTROL REPURCHASE EVENT.  If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 of the Indenture, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase.  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a Change of Control Payment Date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.  Within 30 days following any Change of Control Repurchase Event, the Company shall mail (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)                                 NOTICE OF REDEMPTION.  Notice of redemption will be mailed (or with respect to Global Notes, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) at least 30 days but not more than 60 days before the redemption date to each

Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Subject to the Company’s compliance with the first paragraph of Section 3.05 of the Indenture, interest on the Notes or the portions of Notes called for redemption ceases to accrue on and after the redemption date.

(9)                                 PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(10)                          AMENDMENT, SUPPLEMENT AND WAIVER.  The Note Documents may be amended or supplemented as provided in Article 9 of the Indenture.

(11)                          DEFAULTS AND REMEDIES.  If an Event of Default (as defined in the Indenture), other than an Event of Default resulting from any failure by CF Holdings or the Company to comply with Section 4.03 of the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to CF Holdings or any of its Subsidiaries that is a Significant Subsidiary of CF Holdings or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of CF Holdings, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

(12)                          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual capacity or any other capacity, may make loans to, accept deposits from, and perform service for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to and entitled to the benefits of Article 7 of the Indenture with respect to the Notes.

(13)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of CF Holdings, and no director, officer, employee, incorporator, member or stockholder of any Subsidiary of CF Holdings, as such, will have any liability for any obligations of the Company or any Guarantor under any Note Document or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

(14)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)                          COLLATERAL. The Notes are secured by a security interest in the Collateral, subject to the terms of the Collateral Documents, the Intercreditor Agreement and any other applicable intercreditor agreement, subject to release or termination as provided in the Indenture, the Intercreditor Agreement and the Collateral Documents.

(16)                          GUARANTEES.  This Note is guaranteed as set forth in the Indenture.

(17)                          CUSIP/CINS NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/CINS numbers to be printed on the Notes, and the Trustee may use CUSIP/CINS numbers in notices (including any notice of redemption or exchange) as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(18)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of any of the Note Documents.  Requests may be made to:

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, IL 60015

Attention: CFO and General Counsel

Facsimile No.: (847) 405-2711

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                             to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

☐ Section 4.08

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Attention: CFO and General Counsel

Facsimile No.: (847) 405-2711

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, CA 94301

Attention: Gregg A. Noel

Facsimile No.: (650) 470-4570

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:                             4.500% Senior Secured Notes due 2026

Reference is hereby made to the Indenture, dated as of November 21, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among CF Industries, Inc., a Delaware corporation (the “Company”), CF Industries Holdings, Inc., a Delaware corporation, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.                                      ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)         ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)         ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(c)          ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)                                 ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

EXHIBIT C

[FORM OF CERTIFICATE OF EXCHANGE]

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, Illinois 60015

Attention: CFO and General Counsel

Facsimile No.: (847) 405-2711

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, CA 94301

Attention: Gregg A. Noel

Facsimile No.: (650) 470-4570

Wells Fargo Corporate Trust-DAPS Reorg

6th & Marquette Ave 12th Floor

MAC N9303-121

Minneapolis, MN 55479

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:                             4.500% Senior Secured Notes due 2026

Reference is hereby made to the Indenture, dated as of November 21, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among CF Industries, Inc., a Delaware corporation, CF Industries Holdings, Inc., a Delaware corporation, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”), and as collateral agent (the “Collateral Agent”).

                 (the “Owner”) owns and proposes to exchange Note[s] or an interest in such Note[s], in the principal amount of $          in such Note[s] or interests (the “Exchange”).  In connection with the Ex-change, the Owner hereby certifies that:

1.                                      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a)                                 ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Un-restricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a)                                 ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note in each case, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of [•], 20[•], among CF Industries, Inc., a Delaware corporation (the “Company”),                            (the “Guaranteeing Subsidiary”), an affiliate of the Company, the Guarantors (as defined in the Indenture (as defined below)) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended and supplemented prior to the effectiveness of this Supplemental Indenture, the “Indenture”), dated as of November 21, 2016, providing for the issuance of the Company’s 4.500% Senior Secured Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee payment of the Notes on the terms and conditions set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.                                           Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.                                           The Guaranteeing Subsidiary, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof, until the Guaranteeing Subsidiary’s Note Guarantee with respect to the Notes is released in accordance with the Indenture.

Section 3.                                           The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Indenture.

Section 4.                                           All notices or other communications to the Guaranteeing Subsidiary shall be given as provided in Section 13.01 of the Indenture.

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Section 5.                                           Except as expressly amended hereby, all the terms, conditions and provisions of the Indenture shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 6.                                           THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 7.                                           This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 8.                                           This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 9.                                           The Trustee and the Collateral Agent make no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary, and the Trustee and the Collateral Agent assume no responsibility for the same.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or by the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and by the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CF INDUSTRIES, INC.
By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

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SCHEDULE A

MATERIAL REAL PROPERTY

Terminal Name	Address (If Available)	City	County	State	Tax Pin
Garner	2445 Welch Avenue	Garner	Hancock	Iowa	822401000
Spencer	3425 180th Avenue	Spencer/Riverton	Clay	Iowa	160 000 000963708200007 00
Albany	22101 River Road North	Albany/Cordova	Whiteside	Illinois	13300011
Cowden		Cowden	Shelby	Illinois	0524-10-00-300-003
0524-10-00-400-004
0524-10-00-400-007
0524-10-00-400-009
0524-10-00-400-012
0524-11-00-300-005
0524-11-00-300-010
0524-14-00-100-001
Kingston Mines	Pearl Street	Kingston Mines	Peoria	Illinois	19-26-200-010
19-26-426-001
19-26-428-002
19-26-429-001
19-26-429-002
19-26-429-003
19-26-432-001
19-26-432-002
19-26-432-003
19-26-432-004
19-26-432-005
19-26-451-001
19-26-476-001
Peru		Peru	LaSalle	Illinois	17-18-427-000
17-19-200-000
Frankfort	6446 West State Road 28	Frankfort	Clinton	Indiana	12-09-10-400-003.000-020
12-09-10-400-004.000-020
12-09-15-201-001.000-020
12-09-15-201-002.001-020
12-09-15-201-005.000-020
12-214-03001-00-20
Huntington	574 East Hosler Road	Huntington	Huntington	Indiana	35-06-07-400-011.500-018
35-06-07-400-011.600-018

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					35-118-00055-00
Mt. Vernon	1500 Old Highway 69	Mt. Vernon	Posey	Indiana	65-15-18-300-009.000-017
					65-16-13-400-011.000-017
Terra Haute	North US Highway 41	Rosedale	Vigo	Indiana	84-00-00-282-356.000-013
					84-02-12-100-009.000-013
					84-02-12-100-010.000-013
					84-02-12-300-002.000-013
					84-02-12-300-004.000-013
					84-02-12-400-001.000-013
Glenwood	19369 195th Avenue	Glenwood	Pope	Minnesota	09-0382-001
Pine Bend	13024, 13040 Pine Bend Trail	Rosemount	Dakota	Minnesota	340170062010
					340170070010
					340170091010
					340200005013
					340210005011
Palmyra		Palmyra	Marion	Missouri	008.02.03.0.00.003.000
					008.02.10.0.00.002.000
Grand Forks	4975 N Washington Street	Grand Forks	Grand Forks	North Dakota	13-2002-00006-000
Velva		Velva	McHenry	North Dakota	07-0000-01165-003
					07-0000-01167-000
					07-0000-01178-005
Aurora		Aurora	Hamilton	Nebraska	410029203
Ritzville	2082, 2088 N CFI Lane	Ritzville	Adams	Washington	2036130330768
					2036130440001
					2036240200001
					2036240220768
					2037180300001
					7212454832036

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